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                                                                   Exhibit 10.09



                              EMPLOYMENT AGREEMENT

          AGREEMENT made as of the 11th day of March, 1999 between EDGAR ON-LINE, INC., a Delaware corporation with offices at 50 Washington Street, Norwalk, Connecticut ("Company"), and BRIAN FITZPATRICK, an individual having an address at 35 Mohawk Trail, Stamford, Connecticut ("Employee").

                                  WITNESSETH:

          WHEREAS, the Company operates an internet financial service business;

and

          WHEREAS, the Employee desires to be employed by the Company and acknowledges that the execution of the Agreement is a condition of such employment.

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth, the parties agree as follows:

          1. Employment. The Company shall employ the Employee and the Employee shall serve the Company at a location not more than fifty (50) miles from Norwalk, Connecticut, upon the terms and conditions hereinafter set forth.

          2. Term. The employment of Employee hereunder shall be for a period of three years from the date of commencement, such commencement to be not later than April 9, 1999.

          3. Duties. During the term of employment, Employee shall work exclusively for the Company and shall have such duties, functions and responsibilities on behalf of the Company as are generally applicable to a Vice President of Sales and Marketing.

          4. Compensation and Employee Benefits. Employee shall receive compensation for his services from the Company as follows:

          (a) Payment based on an annual salary of One Hundred and Twenty Five Thousand ($125,000.00) Dollars, beginning on the date of commencement. Employee shall be paid by the Company in accordance with its standard payroll policies for executive employees at the same
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level as Employee, which as of this date call for bi-weekly payments in an amount equal to one twenty-sixth (1/26) of the annual salary. The annual salary and each of the sales commission and bonuses payments listed below shall be subject to applicable withholding taxes as reflected on the W-9 completed by the Employee.

          (b) Bonuses and Sales Commission.

              (i) Sign On Bonus. The Company shall pay Employee Eighty- Five Thousand ($85,000.00) Dollars on his first day of employment.

              (ii) Sales Commissions. The Company shall establish, with the meaningful assistance of the Employee, a Sales Commission Plan that will be used to compensate sales people. The Employee will be eligible to participate in and receive sales commissions and/or override as called for in this plan when it is put into effect.

              (iii) Non Discretionary Bonus. If Employee remains employed by the Company during the Term of the Agreement, Employee shall receive a non-discretionary bonus ("Bonus") determined by calculating the difference between the dollar figure set forth below and the Sales Commissions/Overrides he has earned during that calendar year. The Bonus shall be earned and payable on September 30th and December 31st, 1999 and on a semi-annual basis in 2000 and 2001 (i.e., June 30th and December 31st), with sales commissions and overrides credited against the Bonus each period until such time as the Bonus is exceeded. The parties acknowledge that the 1999 Bonus shall be payable in full as outlined herein (although Employee shall not have been employed the entire year) provided Employee's date of commencement is no later than April 12, 1999. The Bonuses for each year during the Term shall be as follows:


                Year 1999         One Hundred Thousand ($100,000.00) Dollars;

                Year 2000         One Hundred and Twenty Five Thousand
                                  ($125,000.00) Dollars;

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               Year 2001         One Hundred and Fifty Thousand ($150,000.00)
          Dollars If sales commissions and overrides earned by the Employee during the calendar year exceed the amount set forth above, then no additional payment is due under this provision. This provision will ensure that for each of the three years of this Agreement, the sum of Sales Commission/Overrides and Bonus payments made to the Employee will be no less than One Hundred Thousand ($100,000.00) Dollars in year one, One Hundred and Twenty Five Thousand ($125,000.00) Dollars in year two and One Hundred and Fifty Thousand ($150,000.00) Dollars in year three, provided he remains employed by the Company. The terms of this paragraph are not intended to limit Employee's ability to earn commissions/overrides in accordance with the Commission Schedule established pursuant to paragraph 4(b)(ii) hereof;

               (iv) Stock Options. Employee shall be granted options to purchase Sixty Thousand (60,000.00) Shares of common stock of the Company at the strike price of Four Dollars ($4.00) per share in accordance with the 1996 Stock Option Plan, with such options to vest as follows provided the Employee is employed by the Company on each date of vesting (except as set forth elsewhere in this Agreement):
          Twenty Thousand (20,000.00) shares shall vest on the first anniversary date from the date of commencement, Twenty Thousand (20,000.00) shares shall vest on the second anniversary date from the date of commencement and Twenty Thousand (20,000.00) shares shall vest on the third anniversary date from the date of commencement.

               (b) Vacation. Employee shall be entitled to paid vacation of four
          (4) weeks during each year, or prorated during any fraction thereof.

               (c) Insurance. Employee shall receive all standard company insurance coverage, e.g. long-term disability, medical and dental insurance, for the employee and his dependents

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          on the same basis as is provided by Company for executive employees at the same level as Employee.

          (d) Stock Option Plan. Employee shall be entitled to participate in any employee stock plans in accordance with their terms on the same basis as is provided by Company for executive employees at the same level as Employee.

          5. Disability. In the event that Employee shall be incapacitated by reason of mental or physical disability or otherwise during the term of his employment hereunder, such that he is prevented from performing the services required hereunder for period of twelve (12) consecutive or non-consecutive weeks in any period of six (6) consecutive months, or eighteen (18) consecutive or non-consecutive weeks in any one (1) year period, the Company shall have the right, at its option to terminate this Agreement as of the last day of such twelve (12) or eighteen (18) week period by sending written notice of such termination to Employee in which event the Company shall have no further obligations hereunder, other than (a) the obligation to pay Employee any accrued and unpaid compensation (as defined in Paragraph 4) and accrued and unused vacation to which he is entitled on the date of such termination, and (b) to immediately vest in Employee on the date of such termination all stock options granted in accordance with paragraph 4(b)(iv).

          6. Termination for Cause. The Company shall have the right to terminate Employee's employment under this Agreement and any and all payments to be made hereunder if Employee at any time during the term of his employment, commits any of the following "Acts".

          (a) Employee shall be convicted of any crime (whether or not involving the Company) which (i) constitutes a felony in the jurisdiction involved or (ii) is of such a serious and willful nature (i.e., comparable to a felony) as to affect adversely and materially the reputation of the Company; or

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          (b)  Employee shall commit an act of willful misconduct against the
Company (e.g., an act of material dishonesty); or

          (c) Employee shall cause the reputation and goodwill of the Company or its affiliates to suffer substantial damage; or

          (d) Employee shall violate any of the material provisions of this Agreement.

          (e) Employee shall not perform his duties in good faith as reasonably directed by the Company, its officers and directors.

          In the event that the Company elects to terminate Employee's employment under this Agreement for cause as set forth above, the Company shall send written notice of such termination to Employee and Employee shall have five
(5) business days to cure such breach/default as defined in said written notice. If, at the expiration of said five (5) business days, Employee has failed to cure such breach/default (or Employee has failed to take such action within the five (5) business day period so as to cause said breach/default to be cured within twenty (20) business days of the written notice (whether or not Employee shall take additional action that was unavailable during the initial five (5) business day period)), then no further payments of any type shall be made or shall be payable to Employee hereunder except for (i) any accrued and unpaid compensation (as defined in Paragraph 4) and vacation earned by him or to which he is entitled prior to the date of such termination, and (ii) any stock options that would have vested within sixty (60) days of the termination date; provided, however, that if Employee is terminated pursuant to Paragraph6(c) above, and, notwithstanding the fact that Employee has taken all reasonable action(s) to cure his default under section 6(c) within the applicable cure period, such damage is not curable, then all stock options granted in accordance with paragraph 4(b)(iv) herein shall immediately vest in Employee as of the date of such termination.

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          Notwithstanding anything in this Agreement to the contrary, in the event that Company seeks to terminate Employee pursuant to paragraph 6(e) hereof, then such action shall require (1) compliance with the notice requirement and cure provision of the preceding paragraph, and (2) the affirmative vote of the Board of Directors, such vote to be held at a special meeting of a duly acting quorum of the Company's Board of Directors (which quorum shall include a minimum of two (2) outside directors), wherein Employee shall have received at least two (2) weeks prior written notice of said Board meeting, the right to appear, with counsel, and the right to respond to the claims made by the Company.

          7.  Restrictive Covenants and Confidentiality.

          (a) Employee agrees that, for the term of this Agreement and for a period of nine (9) months following the termination of this Agreement (either for cause or default),, he shall not, without the prior written approval of the Company, directly or indirectly, through any other individual or entity or otherwise, become or be financially interested in, or associated in a sales and marketing capacity with (whether as an officer, director, employee, representative or otherwise) any individual or entity (other than the Company) which, at the time of Employee's termination or within six (6) months of Employee's termination date, is, a competitor or business partner of the Company, provided, however, that anything above to the contrary notwithstanding, Employee may, after the date of this Agreement, own, as an inactive investor, securities of any corporation engaged in any professional service business described above which are listed on a national securities exchange or traded in the over-the-counter market, so long as Employee (or his spouse, parents, siblings and children or any of their spouses or any of them together) shall not beneficially own more than five (5%) percent of the outstanding voting securities of such corporations.

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          (b) Employee agrees that, for the term of this Employment Agreement and for a period of nine (9) months following the term of this Agreement or its renewal (or termination for cause or default), he shall not, without the prior written approval of the Company, directly or indirectly, through any other individual or entity or otherwise:

              (i) solicit, entice, persuade or induce any individual who, at the time Employee ceases to work for Company, is, or within six (6) months of Employee's last date of employment with the Company shall have been, an employee of the Company to terminate or refrain from renewing or extending his or her employment with the Company or to become employed by or enter into contractual relations with any other individual or entity competitive to Company and Employee shall not approach any such employee for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity; or

              (ii) solicit, entice, persuade or induce any individual or entity which, at the time Employee ceases to work for Company, is, or within six (6) months of Employee's last date of employment with the Company shall have been a customer or business partner of the Company (or if such entity shall have been prospected as a customer or business partner within the six (6) month period preceding termination of this Agreement), to terminate or refrain from renewing or extending its contractual or other relationships with the Company, and Employee shall not approach any such customer or supplier for such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

          (c) In the course of his employment with the Company, it is anticipated that Employee shall have access to confidential information, records, data and other knowledge owned and maintained by the Company as confidential and proprietary information (and/or information disclosed to Company by its customers under confidentiality agreements), which information is not readily available to the public or any party not subject to a confidentiality agreement

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("Confidential Information"). All such Confidential Information shall be and remain the property of the Company. Employee agrees that, during and after the term of his employment with the Company, he shall not, without the prior written consent of the Company, disclose to any individual or entity, for any reason or purpose whatsoever, any Confidential Information pertaining to the business methods, systems, plans, policies or personnel of the Company.

          (d) If a court of competent jurisdiction determines that any or all of the provisions of this Paragraph #7 are void or unenforceable, then the parties hereby authorize such court to modify the terms of this Paragraph #7 so that it is enforceable. Specifically, the parties agree to be bound by any court-ordered modifications to term, geographical scope, activities and/or information restricted, and like modifications necessary to permit enforcement of Paragraph #7.

          (e) The terms of this Paragraph #7 shall survive the termination of the Agreement, irrespective of the reasons for such termination.

          8. Remedies. Employee acknowledges that the services to be rendered by him to the Company and the rights and privileges granted to the Company by Employee under the terms hereof, are of a special, unique, extraordinary and intellectual character, which gives them a special value, the loss of which cannot be reasonable or adequately compensated in damages in any action at law, and that a breach by Employee of any of the material provisions contained in this Agreement will cause the Company great and irreparable injury and damages. By reason of this, Employee acknowledges that the Company shall be entitled to seek, in addition to any other remedies it may have at law, in equity, or otherwise to the remedies of injunction, specific performance and other equitable relief for a breach by Employee of any of the material provisions of this Agreement. This paragraph shall not be construed as a waiver of any of the rights which the Company may have for damages, or otherwise.

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          9.  Severability.  If any covenant of Employee set forth in this
Agreement shall be invalid or unenforceable in any jurisdiction because of its duration or geographic area or both, as the case may be, such covenant shall reduce in duration or geographic area, or both, as the case may be, to such extent as to make it valid and enforceable in such jurisdiction and in all other respects it shall remain in full force and effect.

          10. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by overnight, registered or certified mail, return receipt requested, to the other party hereto at his or its address as set forth in the beginning of this Agreement, with copies as follows:

If to Company:  Neal L. Moskow, Esq.
                Ury & Moskow, L.L.C.
                518 Riverside Avenue
                P.O. Box 231
                Westport, Connecticut  06881

If to Employee: Robert Fitzpatrick, Esq.
                10 Colony Drive West
                West Orange, New Jersey  07052

Either party may change the address to which notices, requests, demands and other communications hereunder shall be sent by sending written notice of such change of address to the other party in the manner above provided.

          11. Assignability and Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the executors, administrators, successors and legal representatives of Employee and shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          12. Waiver. Waiver by either party hereto of any breach or default by the other party in respect of any of the terms and conditions of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

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          13.  Complete Understanding:  Amendment and Termination. (a) This
Agreement constitutes the complete understanding between the parties with respect to the employment of Employee pursuant to the terms of this Agreement, and no statement, representation, warranty or covenant has been made by either party with respect to the terms of this Agreement except as expressly set forth herein. This Agreement shall not be altered, modified, amended or terminated except by written instrument signed by each of the parties hereto provided, however, that the waiver by either party hereto of compliance with any provision hereof or of any breach or default by the other party hereto need be signed only by the party waiving such provision, breach or default.

          (b) The parties hereto expressly agree and acknowledge that (i) no promise or inducement for this Agreement has been made by Company except as set forth in this Agreement; (ii) this Agreement is executed by Employee and Company freely and voluntarily, and without reliance upon any statement or representation by the other party other than as set forth herein; (iii) each has completely read and fully understands this Agreement and the meaning of its provisions; (iv) each fully understands that it is giving up and/or obtaining important rights; (v) each is legally competent to enter into this Agreement and to accept full responsibility therefor; and (vi) this Agreement shall be final.

          14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the same Agreement.

          15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

          16. Paragraph Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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          17.  Execution of Agreement.  Employee shall execute this Agreement no later than March 12, 1999. In the event said Agreement is not executed by Employee by said date, the non-signing of the Agreement constitutes Employee's choice to terminate his employment with the Company.

          18. Consideration. Employee hereby acknowledges and agrees that the employment opportunity encompassed in this Agreement is contingent upon the execution of this Agreement and that such employment, in addition to the mutual promises herein, constitutes adequate consideration for this Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


Dated: March 11, 1999                  EDGAR ON-LINE, INC.
       ______________


                                        By: /s/ Tom Vos
                                            ___________________________
                                          Tom Vos
                                        Its: Chief Operating Officer


                                        EMPLOYEE


Dated: March 11, 1999                   /s/ Brian Fitzpatrick
       ______________                   _______________________________
                                        BRIAN FITZPATRICK

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